Exhibit (c)(3)

Exhibit (c)(3)

STRICTLY CONFIDENTIAL

Project Rover

Discussion Materials

May 8, 2006

Table of Contents

SECTION 1

Discussion of Financial Projections 2

SECTION 2

Updated Valuation Perspectives 7

SECTION 3

Recapitalization Analysis 16

1

SECTION 1

Discussion of Financial Projections

Projections Benchmarking – Historical Performance

FY FY’04 FY’05 Budget ‘06 (1)

($ in millions) 2002 2003 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4

Store Base:

New Stores 61 63 19 21 24 17 34 16 25 14 15 30 26 19

Closings 22 9 4 5 4 6 9 5 6 6 2 3 5 3

Ending Stores 600 654 669 685 705 716 741 752 771 779 792 819 840 856

Comp Store Sales Growth 8.0% 5.6% 6.3% 6.7% 7.0% 5.1% 5.2% 2.5% 1.5% 2.0% 2.1% 4.2% 4.3% 4.4%

Total Sales Growth 10.8% 11.9% 13.7% 12.9% 12.9% 10.9% 12.6% 10.1% 8.1% 10.0% 8.1% 10.9% 11.9% 19.2%

Gross Margin 32.2% 32.4% 34.3% 34.6% 35.4% 34.9% 33.8% 33.1% 31.6% 34.8% 33.8% 33.1% 31.6% 34.8%

EBITDA Margin 11.7% 12.2% 10.8% 12.1% 12.2% 13.6% 11.2% 11.0% 9.1% 12.8% 9.7% 10.4% 10.4% 13.8%

Total Capex 56.2 95.9 15.6 25.0 38.0 41.1 33.9 34.9 36.0 18.7 33.3 27.1 24.2 31.3

EOP Square Footage (mm) 8.1 9.0 9.2 9.5 9.9 10.1 10.6 10.8 11.1 11.3 11.5 11.9 12.2 12.5

Sales per Square Foot $188.0 $190.3 $191.1 $192.4 $193.8 $193.8 $193.4 $191.8 $189.6 $188.2 $186.8 $186.5 $186.1 $186.0

Note:

1	Includes impact of 53rd week in FY2006
3

Projections Benchmarking – Wall Street Research

Management's estimates are largely in-line with Wall Street research estimates

Firm	Date of Report	Total Revenues Q1 '06	Q2 '06	Q3 '06	Q4 '06	FY 2006	FY 2007	EBIT Q1 '06	Q2 '06	Q3 '06	Q4 '06	FY 2006	FY 2007
Baird	3/17/06	517	528	552	637	2,234	2,435	22	31	35	57	144	163
Oppenheimer	3/17/06	517	525	544	597	2,183	na	28	37	35	61	161	na
Piper Jaffray	3/17/06	520	530	548	602	2,198	2,419	21	32	33	56	142	160
Stifel Nicolaus	4/3/06	520	531	545	599	2,195	2,400	20	29	34	54	137	152
Wedbush Morgan	3/17/06	522	529	552	603	2,206	2,432	22	35	34	54	144	165
Mean		$518.9	$528.4	$548.2	$607.6	$2,203.1	$2,421.3	$22.5	$32.7	$34.2	$56.3	$145.7	$160.2
Management Projections		**$518.5**	**$535.5**	**$550.9**	**$645.3**	**$2,250.2**	**$2,410.5**	**$28.3**	**$33.2**	**$34.5**	**$65.9**	**$162.0**	**$164.0**
Variance to Research		*(0)*	*7*	*3*	*38*	*47*	*(11)*	*6*	*0*	*0*	*10*	*16*	*4*
Variance to Research		*(0.1%)*	*1.4%*	*0.5%*	*6.2%*	*2.1%*	*(0.4%)*	*25.7%*	*1.4%*	*1.1%*	*17.1%*	*11.2%*	*2.4%*

Firm	Date of Report	Comparable Store Sales Growth Q1 '06	Q2 '06	Q3 '06	Q4 '06	FY 2006	FY 2007	Net New Stores Q1 '06	Q2 '06	Q3 '06	Q4 '06	FY 2006	FY 2007
Baird	3/17/06	2.0%	3.0%	4.0%	3.5%	3.2%	4.0%	na	na	na	na	na	na
Oppenheimer	3/17/06	na	na	na	na	3.1%	na	na	na	na	na	75	na
Piper Jaffray	3/17/06	2.0%	3.0%	4.0%	3.5%	3.1%	3.0%	21	21	25	8	75	76
Stifel Nicolaus	4/3/06	2.0%	2.5%	3.0%	3.0%	2.6%	3.0%	19	23	25	8	75	65
Wedbush Morgan	3/17/06	2.0%	3.0%	3.5%	3.5%	3.0%	3.0%	19	21	31	4	75	70
Mean		2.0%	2.9%	3.6%	3.4%	3.0%	3.3%	20	22	27	7	75	70
Management Projections		**2.1%**	**4.2%**	**4.3%**	**4.4%**	**3.8%**	**3.5%**	**13**	**27**	**21**	**16**	**77**	**75**
Variance to Research		*0.1%*	*1.3%*	*0.7%*	*1.0%*	*0.8%*	*0.3%*	*(7)*	*5*	*(6)*	*9*	*2*	*5*
Variance to Research		*5.0%*	*46.1%*	*18.6%*	*30.4%*	*26.7%*	*7.7%*	*(33.9%)*	*24.6%*	*(22.2%)*	*140.0%*	*2.7%*	*6.6%*

UBS
4

Projections Benchmarking – Spot

The following graphs provide a comparison of key metrics for Rover and Spot

Comparable Store Growth by Quarter

(%)

15.0 12.0 9.0 6.0 3.0 0.0

8.7 7.9 7.5 7.7

6.7 7.0 6.7 6.1 6.0 6.3

5.6 5.4 5.1 5.2 5.7 5.5

4.6 4.8 4.6 4.5 4.3 4.4 5.0 4.5 4.5 4.5 4.5 4.2 4.2 4.0 3.5 3.3 3.5 3.5 3.5 2.5 2.4 2.0 2.1 1.5

Q1 Q2 Q3 Q4 2003

Q1 Q2 Q3 Q4 2004

Q1 Q2 Q3 Q4 2005

Q1 Q2 Q3 Q4 2006

Q1 Q2 Q3 Q4 2007

Net New Stores & Gross Sq. Footage

120

100

80 Stores60 40

20

0

100 100 88 83

77 75

62 63 60 54 39 33 27 23

2001 2002 2003 2004 2005 2006 2007

25

20

15

10 Square Footage (mm) 5

0

Sales per Square Foot

Sales per Square Foot

75 100 125 150 175 200 225

222 211 205 206 197 194 188188 190 188 190 185 177175

2001 2002 2003 2004 2005 2006 2007

Total Sales

5,000

4,000

3,000 Sales ($mm) 2,000 1,000

0

4,704 4,220 3,761 3,364 2,993 2,695 2,501 2,411 2,250 1,996 1,812 1,477 1,610 1,301

2001 2002 2003 2004 2005 2006 2007

Rover

Spot

Rover

Spot

Source: Public filings, management forecast, Wall Street research

5

Projections Benchmarking – Spot

Gross Margin

Gross Margin (%)

20 25 30 35 40

30.3

26.9

31.3

29.2

34.1

30.0

34.9

30.9

33.4

31.3

34.2

31.6

34.1

31.8

2001 2002 2003 2004 2005 2006 2007

SG&A Expense Margin

SG&A Expense Margin (%)

20 22 24 26 28 30

23.4

23.6

23.3

22.4

25.6

22.1

26.1

23.2

26.3

23.3

27.0

23.2

27.2

23.0

2001 2002 2003 2004 2005 2006 2007

Rover

Spot

EBITDA Margin

15

12

9 EBITDA Margin (%) 6 3

0

10.9

5.7

11.5

9.7

12.1

11.2

12.3

10.9

11.1

11.9

11.2

12.2

11.0

12.6

2001 2002 2003 2004 2005 2006 2007

CapEx as a % of Sales

8
6

(%) 4

2

0

4.3

4.2

3.8

6.1

6.0

5.7

6.6

4.3

6.2

4.4

5.2

5.1

5.8

4.9

2001 2002 2003 2004 2005 2006 2007

Rover

Spot

Source: Public filings, management forecast, Wall Street research

6

SECTION 3

Updated Valuation Perspectives

Valuation Matrix

($ in millions)		Market 5/4/06	Purchase Price per Share		Lassie			Spot (2)			
		$21.45	**$24.00**	**$26.00**	**$26.50**	**$28.00**	**$30.00**	**$31.00**	**$32.00**	**$34.00**	**$36.00**
Premium to Current			11.9%	21.2%	23.5%	30.5%	39.9%	44.5%	49.2%	58.5%	67.8%
Fully-diluted Shares		57.496	57.603	57.696	57.717	57.776	57.845	57.877	57.906	57.990	58.108
Equity Value		**$1,233.3**	**$1,382.5**	**$1,500.1**	**$1,529.5**	**$1,617.7**	**$1,735.4**	**$1,794.2**	**$1,853.0**	**$1,971.7**	**$2,091.9**
Add: Existing Debt (12/31/05A)		151.0	151.0	151.0	151.0	151.0	151.0	151.0	151.0	151.0	151.0
Less: Cash (12/31/05A)		(39.5)	(39.5)	(39.5)	(39.5)	(39.5)	(39.5)	(39.5)	(39.5)	(39.5)	(39.5)
Total Enterprise Value		**$1,344.8**	**$1,494.0**	**$1,611.6**	**$1,641.0**	**$1,729.2**	**$1,846.9**	**$1,905.7**	**$1,964.5**	**$2,083.1**	**$2,203.4**
Premium											
1 Month Average	$22.60	(5.1%)	6.2%	15.1%	17.3%	23.9%	32.8%	37.2%	41.6%	50.5%	59.3%
6 Month Average	$21.70	(1.1%)	10.6%	19.8%	22.1%	29.0%	38.3%	42.9%	47.5%	56.7%	65.9%
1 Year Average	$24.18	(11.3%)	(0.7%)	7.5%	9.6%	15.8%	24.1%	28.2%	32.4%	40.6%	48.9%
52 Week High	$34.37	(37.6%)	(30.2%)	(24.4%)	(22.9%)	(18.5%)	(12.7%)	(9.8%)	(6.9%)	(1.1%)	4.7%
52 Week Low	$18.25	17.5%	31.5%	42.5%	45.2%	53.4%	64.4%	69.9%	75.3%	86.3%	97.3%
Implied Valuation	**Statistic (1)**										
TEV / 2006 Net Sales	$2,250.2	0.60x	0.66x	0.72x	0.73x	0.77x	0.82x	0.85x	0.87x	0.93x	0.98x
TEV / 2007 Net Sales	2,410.5	0.56x	0.62x	0.67x	0.68x	0.72x	0.77x	0.79x	0.81x	0.86x	0.91x
TEV / 2006 EBITDA	$252.3	5.3x	5.9x	6.4x	6.5x	6.9x	7.3x	7.6x	7.8x	8.3x	8.7x
TEV / 2007 EBITDA	265.5	5.1x	5.6x	6.1x	6.2x	6.5x	7.0x	7.2x	7.4x	7.8x	8.3x

Note:
1 Based on Rover management projections; includes 53rd week
2 Based on midpoint of bid range

UBS

Comparable Company Analysis—Specialty Retailers

Enterprise Value/

Market

Stock Value of Enterprise LTM CY06E CY07E LTM CY06E CY07E CY06E PE CY07E PE

Price Equity Value Sales Sales Sales EBITDA EBITDA EBITDA CY06E P/E CY07E P/E to G to G LT Growth

Company Name (US$) (US$mm) (US$mm) (x) (x) (x) (x) (x) (x) (x) (x) (x) (x) (%)

Pet Supplies

PETCO 21.45 1,233 1,345 0.67 0.60 0.56 6.1 5.3 5.1 16.1 13.9 1.01 0.87 16.0

PETsMART 26.75 3,839 3,913 1.04 0.94 0.84 8.9 8.2 7.3 19.2 16.4 1.13 0.97 17.0

Pet Supplies Mean 0.86 0.77 0.70 7.5 6.8 6.2 17.7 15.2 1.07 0.92 16.5

Office Supplies

Staples 26.60 19,889 18,853 1.17 1.07 0.98 11.7 10.8 9.6 21.3 18.5 1.42 1.23 15.0

Office Depot 40.93 12,343 12,256 0.86 0.83 0.78 13.3 11.7 10.2 24.4 20.4 1.62 1.36 15.0

Office Supplies Mean 1.02 0.95 0.88 12.5 11.2 9.9 22.8 19.4 1.52 1.29 15.0

Consumer Electronics

Best Buy 56.98 28,628 25,492 0.83 0.75 0.68 12.1 10.3 9.0 20.9 17.8 1.23 1.05 17.0

Circuit City 28.04 5,074 4,305 0.37 0.32 0.32 12.7 7.9 7.9 26.5 20.6 1.82 1.42 14.5

Consumer Electronics Mean 0.60 0.54 0.50 12.4 9.1 8.4 23.7 19.2 1.53 1.23 15.8

Auto Parts

AutoZone 91.41 7,069 8,767 1.51 1.51 1.44 7.8 7.6 7.4 12.2 10.7 0.94 0.83 13.0

Advance Auto Parts 38.82 4,245 4,813 1.13 1.02 0.93 9.1 7.6 6.7 15.9 13.5 0.91 0.77 17.5

Auto Parts Mean 1.32 1.26 1.19 8.5 7.6 7.0 14.0 12.1 0.92 0.80 15.3

Book Retailers

Barnes & Noble 45.08 3,161 2,798 0.55 0.53 0.51 6.2 6.3 5.8 19.6 17.5 1.31 1.17 15.0

Borders 23.74 1,555 1,687 0.41 0.40 0.38 5.6 5.5 5.2 15.7 13.6 1.05 0.90 15.0

Book Retailers Mean 0.48 0.47 0.44 5.9 5.9 5.5 17.7 15.6 1.18 1.04 15.0

Home Furnishings

Bed Bath & Beyond 37.97 11,462 10,810 1.86 1.68 1.51 10.9 10.2 9.0 17.4 15.2 1.16 1.02 15.0

Williams Sonoma Inc. 43.15 5,113 4,785 1.35 1.22 1.09 9.9 9.4 8.3 22.0 18.8 1.30 1.10 17.0

Home Furnishings Mean 1.61 1.45 1.30 10.4 9.8 8.7 19.7 17.0 1.23 1.06 16.0

Crafts

Michael’s Stores 39.14 5,291 4,838 1.32 1.22 1.14 9.3 8.9 7.9 19.4 16.6 1.11 0.95 17.5

Jo-Ann Stores 13.67 330 516 0.27 0.27 0.26 9.2 7.6 7.1 na na na na 10.0

Crafts Mean 0.79 0.75 0.70 9.3 8.3 7.5 19.4 16.6 1.11 0.95 13.8

DIY

Home Depot 40.26 85,462 88,740 1.09 0.96 0.88 8.0 7.2 6.5 13.1 11.7 1.01 0.90 13.0

Lowes 62.74 48,896 51,551 1.19 1.06 0.93 9.0 7.9 6.9 15.5 13.3 0.91 0.78 17.0

DIY Mean 1.14 1.01 0.90 8.5 7.6 6.7 14.3 12.5 0.96 0.84 15.0

Sporting Goods

Dicks 43.15 2,306 2,450 0.93 0.83 0.73 11.1 10.3 8.7 23.8 19.6 1.19 0.98 20.0

The Sports Authority 37.25 1,007 1,219 0.49 0.47 0.45 6.8 6.5 5.9 16.1 14.0 1.08 0.93 15.0

Sporting Goods Mean 0.71 0.65 0.59 8.9 8.4 7.3 20.0 16.8 1.13 0.96 17.5

Total Comparable Universe Mean 0.95 0.87 0.80 9.3 8.3 7.5 18.8 16.0 1.19 1.01 15.5

Total Comparable Universe Median 0.99 0.88 0.81 9.1 7.9 7.4 19.2 16.4 1.13 0.97 15.0

9

Selected Specialty Retail Precedent Transactions

Announcement Date	Acquiror	Target	Target Sector	Market Value ($mm)	Enterprise Value ($mm)	EV/LTM Sales (x)	EV/LTM EBITDA (x)
1/22/2006	Leonard Green	Sports Authority	Sporting Goods	1,046	1,396	0.56	8.1
12/22/2005	Best Buy Co., Inc	Pacific Sales Kitchen & Bath Centers	Upscale Home Improvement	na	410	1.30	9.7
11/23/2005	Ares Management	Orchard Supply Hardware [1]	Home Improvement	na	777	0.88	8.6
11/8/2005	Apollo Management	Linens 'n Things	Specialty Home Furnishings	1,292	1,296	0.49	8.6
9/26/2005	Berkshire Partners/Weston Presido	Party City	Party Supplies	na	350	0.70	12.5
4/15/2005	J.W. Childs, Osim International, Temasek Holdings	Brookstone	Upscale Home Goods	441	410	0.80	8.5
3/17/2005	Bain Capital/KKR/Vornado	Toys "R" Us	Toy Retail	6,607	8,184	0.72	11.2
11/26/2004	Bain Capital	Dollarama	Deep Discount	885	506	1.75	10.5
6/21/2004	Dick's Sporting Goods	Galyan's	Sporting Goods	309	365	0.51	10.7
4/13/2004	Foot Locker	Footstar [2]	Footwear	225	225	0.45	4.5
3/31/2004	Circuit City	InterTAN	Consumer Electronics	291	266	0.57	7.7
10/17/2003	Apollo Management	GNC	Health Supplements	735	750	0.55	5.8
9/17/2003	Boise Cascade	OfficeMax	Office Supplies	1,121	1,154	0.24	9.6
6/19/2003	Bed Bath & Beyond	Christmas Tree Shops	Giftware & Household Products	200	200	0.54	na
5/16/2003	Dollar Tree Stores, Inc	Greenbacks	Deep Discount	100	128	0.78	na
2/19/2003	Gart Sports	The Sports Authority	Sporting Goods	188	339	0.24	5.0
12/2/2002	Bear Stearns Merchant Banking	Vitamin Shoppe	Health Supplements	na	320	1.22	7.1
8/14/2001	Best Buy Co., Inc	Future Shop	Canadian Consumer Electronics	377	377	0.28	6.6
6/4/2001	Tweeter Home Entertainment	Sound Advice	Consumer Electronics	143	170	0.83	12.1
2/22/2001	Gart Sports	Oshman's	Sporting Goods	84	100	0.31	6.3
12/8/2000	KB Toys Management & Bain Capital	KB Toys [3]	Toy Retail	258	305	0.18	2.8
12/7/2000	Best Buy Co., Inc	Musicland Stores	Specialty Home Entertainment	425	685	0.35	4.6
8/3/2000	Best Buy Co., Inc	Magnolia Hi-Fi	Upscale Consumer Electronics	88	88	0.81	na
6/25/2000	Décathlon	MVP Sports	Sporting Goods	100	100	1.00	na
5/17/2000	Leonard Green/TPG	Petco Animal Supplies	Pet Supplies	464	557	0.54	6.0
4/24/2000	Dollar Tree Stores, Inc	Dollar Express	Deep Discount	382	158	2.41	28.2
1/24/2000	Grupo Sanborns (Grupo Carso)	CompUSA	Consumer Electronics	947	1,005	0.16	10.2
			Mean – Strategic Buyers	**327**	**357**	**0.64**	**9.1**
			Mean – Financial Buyers	**1,466**	**1,350**	**0.76**	**8.2**
			Mean – Total	**726**	**764**	**0.71**	**8.9**
			Median – Total	**377**	**365**	**0.56**	**8.5**

Notes:
1 Ares acquired 19.9% of the equity; precedent assumes exercise of option for additional 30.2% equity stake at $128.8mm, with equity value grossed up to 100% and includes revolver, CBMS and seller note to Sears
2 350 stores purchased from Footstar; multiples based on estimates
3 From Consolidated Stores

UBS

10

Discounted Cash Flow Analysis – Base Case

Price Per Share

Terminal EBITDA Multiple

5.0x 5.5x 6.0x 6.5x 7.0x

10.0% $23.71 $25.62 $27.53 $29.45 $31.36

11.0% 22.56 24.38 26.20 28.02 29.84

WACC 12.0% 21.47 23.20 24.93 26.66 28.40

13.0% 20.44 22.09 23.74 25.39 27.03

14.0% 19.46 21.03 22.60 24.18 25.75

% Premium to Current

Terminal EBITDA Multiple

5.0x 5.5x 6.0x 6.5x 7.0x

10.0% 10.5% 19.5% 28.4% 37.3% 46.2%

11.0% 5.2% 13.6% 22.1% 30.6% 39.1%

WACC 12.0% 0.1% 8.2% 16.2% 24.3% 32.4%

13.0% (4.7%) 3.0% 10.7% 18.3% 26.0%

14.0% (9.3%) (1.9%) 5.4% 12.7% 20.0%

Implied TEV / 2006E EBITDA

Terminal EBITDA Multiple

5.0x 5.5x 6.0x 6.5x 7.0x

10.0% 6.1x 6.5x 6.9x 7.4x 7.8x

11.0% 5.8x 6.2x 6.6x 7.1x 7.5x

WACC 12.0% 5.6x 6.0x 6.4x 6.7x 7.1x

13.0% 5.3x 5.7x 6.1x 6.5x 6.8x

14.0% 5.1x 5.5x 5.8x 6.2x 6.5x

Terminal Value as a % of Total

Terminal EBITDA Multiple

5.0x 5.5x 6.0x 6.5x 7.0x

10.0% 72.1% 73.9% 75.6% 77.0% 78.3%

11.0% 71.7% 73.6% 75.2% 76.7% 78.0%

WACC 12.0% 71.3% 73.2% 74.9% 76.3% 77.7%

13.0% 70.9% 72.8% 74.5% 76.0% 77.3%

14.0% 70.5% 72.4% 74.1% 75.6% 77.0%

11

LBO Analysis – Base Case

Transaction Overview

Transaction Overview

	Current	Transaction
Share Price (5/4/06)	$21.45	$21.45
Premium to Current Price	--	23.5%
Offer Price per Share	$21.45	$26.50
Fully-diluted Shares	57.50	57.72
Equity Purchase Price	**$1,233.3**	**$1,529.5**
Add: Existing Debt (6/30/06E)	188.2	188.2
Less: Cash (6/30/06E)	(25.0)	(25.0)
Total Enterprise Value	**$1,396.5**	**$1,692.7**
LTM 6/30/06E EBITDA	220.0	220.0
2006E EBITDA	252.3	252.3
Implied LTM Multiple	*6.3x*	*7.7x*
Implied 2006E Multiple	*5.5x*	*6.7x*

Transaction Assumptions

- Projections based on management's model; includes 53rd week in 2006
- Assumes transaction closes 6/30/06 and sponsor exits at year-end 2011
- Capital structure based on preliminary UBS stapled financing indication

Sources of Funds

Sources	$ Amount	Cum. Mult. LTM 6/30/06 (1)	% of Sources
New Revolving Credit Facility	$ --	--	--
New Term Loan	650.0	2.96x	37.0%
New Sr. Subordinated Notes	501.2	5.23x	28.5%
Total Debt	**$1,151.2**	**5.23x**	**65.6%**
Sponsor Equity	604.8		34.4%
Total Sources	**$1,756.0**		

Note:
1 Assumes financeable EBITDA of $220 million

Uses of Funds

Uses	$ Amount	% of Total
Equity Purchase Price	$1,529.5	87.1%
Refinance Existing Debt	188.2	10.7%
Existing Debt Tender Fees	6.2	0.4%
Financing Fees	32.0	1.8%
Total Uses	**$1,756.0**	

UBS

12

LBO Analysis – Base Case

Sensitivity Analysis – Five Year IRR

Sensitivity Based on Total Leverage 1

Purchase Implied Share Leverage

Multiple Premium Price 4.25x 4.50x 4.75x 5.00x 5.23x 5.25x 5.50x

7.6x 21.2% $ 26.00 21.5% 22.4% 23.3% 24.4% 25.5% 25.6% 27.0%

7.7x 23.5% $ 26.50 21.2% 22.0% 22.9% 23.9% 25.0% 25.0% 26.3%

8.1x 30.5% $ 28.00 20.3% 21.0% 21.7% 22.6% 23.5% 23.5% 24.6%

8.6x 39.9% $ 30.00 19.3% 19.9% 20.5% 21.2% 21.9% 21.9% 22.8%

9.2x 49.2% $ 32.00 18.5% 19.0% 19.5% 20.1% 20.7% 20.7% 21.4%

Sensitivity Based on Assumed Exit Multiple 2

Purchase Implied Share Exit Multiple

Multiple Premium Price 7.00x 7.25x 7.50x 7.70x 7.75x 8.00x 8.25x

7.6x 21.2% $ 26.00 23.0% 24.2% 25.3% 26.1% 26.3% 27.3% 28.3%

7.7x 23.5% $ 26.50 21.9% 23.1% 24.1% 25.0% 25.2% 26.2% 27.1%

8.1x 30.5% $ 28.00 18.9% 20.0% 21.1% 21.9% 22.1% 23.1% 24.0%

8.6x 39.9% $ 30.00 15.6% 16.7% 17.7% 18.5% 18.7% 19.6% 20.6%

9.2x 49.2% $ 32.00 12.8% 13.8% 14.8% 15.6% 15.8% 16.7% 17.6%

Notes:

1	Assumes Exit Multiple equal to Purchase Multiple with exit in 2011
2	Assumes PF Debt / EBITDA of 5.2x (6.5x Lease Adjusted) with exit in 2011

13

Premiums Paid Analysis

The following chart represents the premiums paid on deals between $500 million and $2.5 billion over the past three years

Going Private Transactions

25% 20% 15% 10% 5% 0%

18.6%

19.4%

15.2%

21.6%

21.5%

18.1%

17.8%

16.7%

14.8%

1	Day 1 Week 1 Month

2003-Present

2004-Present

2005-Present

Retail Transactions

35% 30% 25% 20% 15% 10% 5% 0%

21.2%

17.5%

16.5%

23.8%

19.6%

18.6%

30.9%

26.8%

26.0%

1	Day 1 Week 1 Month

2003—Present

2004—Present

2005—Present

General M&A

30% 25% 20% 15% 10% 5% 0%

22.7%

21.8%

20.8%

24.8%

23.3%

22.4%

28.0%

26.0%

26.6%

1	Day 1 Week 1 Month

2003—Present

2004—Present

2005—Present

14

Summary of Wall Street Research

Analysts anticipate a 12-month target price of approximately $24, a premium of roughly 9.5% to current

Report Date Broker Current Rating Price Target ($)

05/03/06 Banc of America Sell 18.00

04/20/06 Oppenheimer & Co. Buy 29.00

04/03/06 Stifel Nicolaus Hold na

03/21/06 Lehman Brothers Equal Weight 21.00

03/17/06 Credit Suisse First Boston Underperform 22.00

03/17/06 Bear Stearns Outperform 26.00

03/17/06 Citigroup Buy 26.00

03/17/06 Robert W. Baird Neutral 24.00

03/17/06 Piper Jaffray Market Perform 24.00

03/17/06 Wedbush Morgan Securities Hold 23.00

03/16/06 Deutsche Bank Hold 22.00

High 29.00

Low 18.00

Mean 23.50

Median 23.50

Source: Thomson One Analytics

Analyst Recommendation

100% 80% 60% 40% 20% 0%

Ma y- 03 Aug

Buy—03

Nov

- 03

Feb- 04

Outperform May

- 04

Hold Aug- 04

Nov- 04

Fe b- 05

May

Underperform—05

Aug- 05

Sell

Nov- 05

Fe b- 06

No Opinion May- 06

15

SECTION 3

Recapitalization Analysis

Recapitalization Analysis

Key Assumptions

General Assumptions

Projections based on management’s base, upside and conservative case models through 2009

Projected share count equal to base shares per 2006 budget, pro forma for share buyback, plus dilutive effect of annual issuance of one million options from 2007 forward

Implied stock price based on current forward P/E multiple

Current stock price / 2006E management EPS, pre-FAS 123-R

Discount rate of 15.4% based on CAPM for status quo and 25.0% for recapitalization

Leveraged Recapitalization Assumptions $500 million stock buyback financed with new debt

Transaction closes at 6/30/06

At-market stock purchase price

Capital structure based on preliminary UBS financing indication $550 term loan at L + 225 (2.5x Adj. Debt / EBITDAR) $165 senior subordinated notes at 9% (3.25x Total Pro Forma Adj. Debt / EBITDAR)

17

Recapitalization Analysis

Comparison of Cases

Comparison of Cases

Fiscal Year Ended 1/31,

2006 2007 2008

Earnings per Share Sensitivities

Status Quo

Base $ 1.51 $ 1.57 $ 1.70

Upside $ 1.51 $ 1.70 $ 1.96

Conservative $ 1.51 $ 1.43 $ 1.50

Leveraged Recapitalization

Base $ 1.61 $ 1.88 $ 2.04

Upside $ 1.61 $ 2.09 $ 2.47

Conservative $ 1.61 $ 1.65 $ 1.72

Implied Forward Stock Price (1)

Status Quo

Base $ 21.45 $ 22.22 $ 24.03

Upside $ 21.45 $ 24.06 $ 27.72

Conservative $ 21.45 $ 20.22 $ 21.21

Leveraged Recapitalization

Base $ 22.84 $ 26.59 $ 28.96

Upside $ 22.84 $ 29.58 $ 34.97

Conservative $ 22.84 $ 23.34 $ 24.35

Discounted Forward Stock Price

Status Quo (2)

Base $ 21.45 $ 19.26 $ 18.04

Upside $ 21.45 $ 20.85 $ 20.82

Conservative $ 21.45 $ 17.52 $ 15.92

Leveraged Recapitalization (3)

Base $ 22.84 $ 21.27 $ 18.54

Upside $ 22.84 $ 23.66 $ 22.38

Conservative $ 22.84 $ 18.68 $ 15.58

Notes:

1	Assumes current forward P/E ratio of 14.2x
2	Assumes equity discount rate of 15.4%
3	Assumes equity discount rate of 25.0%

18